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                                                                     EXHIBIT 8.1


            [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]


September 11, 1998
Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260

Gentlemen:

         We are acting as counsel to Allied Waste Industries, Inc., a Delaware corporation ("Allied Waste"), and AWIN II Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Allied Waste ("Merger Sub"), in connection with the merger (the "Merger") of Merger Sub with and into American Disposal Services, Inc., a Delaware corporation ("American"), pursuant to an Agreement and Plan of Merger, dated as of August 10, 1998, by and among Allied Waste, Merger Sub and American.

         Allied Waste proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (File No.333-62473) (the "Registration Statement") with respect to the common stock, par value $0.01 per share, of Allied Waste to be issued to holders of shares of common stock, par value $0.01 per share, of American in connection with the Merger. In addition, Allied Waste and American have prepared, and we have reviewed, a Joint Proxy Statement and Prospectus which is contained in and made a part of the Registration Statement (the "Joint Proxy Statement and Prospectus"). In rendering the opinion set forth below, we have relied upon the facts and assumptions stated in the Joint Proxy Statement and Prospectus and upon such other documents as we have deemed appropriate. Terms not otherwise defined herein shall have the meaning ascribed to them in the Joint Proxy Statement and Prospectus.

         We have assumed that all parties to the Merger Agreement have acted, and will act, in accordance with the terms of such Merger Agreement and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions other than the possible waiver by Allied Waste of the condition set forth in Section 8.3(b) of the Merger Agreement that it receive the opinion described in the next sentence. Under the Merger Agreement, it is a condition to the closing of the Merger that Allied Waste and American each receive an opinion



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from their respective legal advisors to the effect that the Merger will, subject to certain assumptions and based upon certain representations by Allied Waste and American, constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Based upon and subject to the foregoing, and subject to the qualifications, limitations and assumptions contained in the portion of the Joint Proxy Statement and Prospectus captioned "The Merger and Related Transactions - Material Federal Income Tax Consequences," it is our opinion that, assuming that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, that portion of the Joint Proxy Statement/Prospectus captioned "The Merger and Related Transactions
- Material Federal Income Tax Consequences," to the extent the statements contained therein relate to matters of United States federal income tax law or legal conclusions with respect thereto, fairly presents the information disclosed therein in all material respects. No opinion is expressed on any matters other than those specifically referred to herein.

     The opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "The Merger and Related Transactions - Material Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                              Very truly yours,


                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

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